UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the registrant [X]
Filed by a party other than the registrant [  ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting Material Under Rule 14a-12


                         MILE MARKER INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)  Title  of each  class  of  securities  to which  transaction  applies:
(2)  Aggregate number of securities to which transactions applies:
(3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                         Mile Marker International, Inc.
                 2121 Blount Road, Pompano Beach, Florida 33069

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on June 12, 2008


To the Shareholders of Mile Marker International, Inc.:

     The Annual Meeting of Shareholders of Mile Marker International, Inc., a Florida corporation (the "Company"), will be held on June 12, 2008, at 10:00 A.M. at the Company's headquarters at 2121 Blount Road, Pompano Beach, Florida, 33069, for the following purposes:

     1. To elect five (5) directors to hold office until the Annual Meeting of Shareholders in 2009.

     2. To ratify the engagement of Berenfeld, Spritzer, Shechter & Sheer, Certified Public Accountants as the Company's independent auditors for calendar year 2008.

     3. To act upon such other matters as may properly come before the Meeting.

     Holders of Common Stock of record at the close of business on May 12, 2008, are entitled to vote at the Meeting and any adjournment of the Meeting. A list of the shareholders of the Company as of the close of business on May 12, 2008, will be available for inspection during business hours from June 1, 2008, through June 11, 2008, at the Company's offices, 2121 Blount Road, Pompano Beach, Florida 33069, and will also be available at the Annual Meeting.

                                             By Order of the Board of Directors

                                             /s/ Lisa R. Aho
                                             -----------------------------------
                                                   Secretary

     Dated: May 1, 2008


     Important Notice:

     If you do not plan to attend the Annual Meeting to vote your shares, please complete, date, sign, and promptly mail the enclosed proxy form to Mile Marker International, Inc. in the enclosed stamped envelope at 2121 Blount Road, Pompano Beach, Florida 33069 or fax the proxy form to the Secretary, Mile Marker International, Inc., at 954-782-0770. Any person giving a proxy has the power to revoke it at any time, and shareholders who are present at the meeting may withdraw their proxies and vote in person.

                         MILE MARKER INTERNATIONAL, INC.
                                2121 Blount Road
                          Pompano Beach, Florida 33069


--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            To be held June 12, 2008

--------------------------------------------------------------------------------

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Mile Marker International, Inc. (the "Company"), a Florida corporation, of the accompanying proxy for use at the 2008 Annual Meeting of Shareholders (the "Meeting") to be held on June 12, 2008, or at any adjournment or adjournments thereof. Only shareholders of record at the close of business on May 12, 2008 (the "Record Date"), are entitled to vote at the Meeting. Proxy material is being mailed on or about May 12, 2008, to the Company's shareholders of record on the Record Date. All references to the Company herein include its subsidiaries.

                                    THE PROXY

         Shares of Common Stock represented by a duly executed proxy received by the Company will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted FOR the election as directors of the persons nominated by the Board of Directors, FOR the ratification of the Board's engagement of Berenfeld, Spritzer, Shechter & Sheer, Certified Public Accountants, as the Company's independent auditors for calendar year 2008, and, in accordance with the judgment of the persons voting the proxy, on any other matter that may properly come before the Annual Meeting. The execution of a proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. A shareholder may revoke a proxy at any time before it is voted at the Annual Meeting by written notice delivered to the Secretary of the Company.

         This Proxy Statement and the accompanying proxy are being mailed on or about May 12, 2008, to shareholders entitled to vote at the Annual Meeting. The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxy solicitations may be made by telephone and personal contact by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding shares in their names or in the names of nominees for their reasonable expenses incurred in sending soliciting material to their principals.

Shareholders who execute proxies retain the right to revoke them by notifying the Company at any time before they are voted. Such revocation may be effected by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Secretary at the address of the Company's principal office set forth above in the introductory paragraph to this Proxy Statement or delivered to her at the Meeting. Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein. If no direction is given, a properly executed proxy will be voted in favor of the election of directors and for the ratification of the engagement of Berenfeld, Spritzer, Shechter & Sheer, Certified Public Accountants, as the Company's independent auditors for calendar year 2008. A plurality of the votes cast at the Meeting shall be necessary to elect a director and to ratify the Company's engagement of this firm as the Company's independent auditors.

         At the meeting ballots will be distributed with respect to each proposal to be voted upon to the management proxy holders and each shareholder (or the shareholder's proxy if not the management proxy holders) who is present and did not deliver a proxy to the management proxy holders or another person. The ballots shall then be tallied, one vote for each share owned of record, the votes being in three categories: FOR, AGAINST or ABSTAIN, except in the case of the proposal to elect directors, the three categories will be, with respect to each director to be elected, FOR the management nominee, WITHHOLD AUTHORITY from voting FOR the management nominee, or FOR another person to be elected as a director. Any shareholder who submits a proxy, even though the shareholder abstains as to one or more proposals, or who is present in person, shall be counted for the purpose of determining if a quorum is present, a quorum being a majority of the outstanding shares of the Common Stock. Because each of the directors will be elected by a plurality of the votes cast at the meeting, an abstention, whether by the shareholder of record or by a broker non-vote where the broker or its nominee is the record holder for the shareholder, reduces the number of votes cast for a particular nominee. Assuming that the voting for director is limited to the nominees, an abstention, including a broker non-vote, has no effect on the determination of who is elected. If there are one or more shareholder nominees opposing the management nominees, the candidates receiving the highest votes FOR will be elected, regardless of how many shares ABSTAIN.

         Each shareholder of record is entitled to cast, in person or by proxy, one vote for each share of Common Stock, $.001 par value (the "Common Stock"), held by such shareholder at the close of business on the Record Date. As of December 31, 2007, the Company had issued and there were outstanding 9,925,117 shares of Common Stock.

                              ELECTION OF DIRECTORS
                           (Item No. 1 on Proxy Form)

         Five directors will be elected at the Meeting. The enclosed proxy, unless otherwise specified, will be voted to elect as directors the five nominees named below. Each director elected at the Meeting will serve until the next Annual Meeting of Shareholders and until his or her respective successor is duly elected and qualifies. Each nominee except one is a member of the current Board of Directors. All nominees have consented to serve as directors. If a nominee should not be available for election as contemplated, the management proxy holders will vote for a substitute designated by the current Board of Directors. The Board of Directors recommends a vote FOR the election to the Board of each of the nominees which follow.


         The following table sets forth certain information, as of the Record Date, concerning the nominees for election as directors of the Company. For information as to the shares of the Common Stock held by each nominee, see the section "Voting Securities and Principal Holders Thereof" elsewhere in this Proxy Statement.

                      Age as of                       Position
Nominee             May 12, 2008      Since        With the Company
-------            --------------    --------      ----------------

Richard E. Aho           64            1993        Chairman of the
                                                   Board of Directors

Alvin A. Hirsch          64            2007        Director, President and
                                                   Chief Executive Officer

Leslie J. Aho            51            1993        Director, Vice President
                                                   of Operations and Production


George R. Shelley        77            1999        Director


David S. Allsopp         75             --         Director Nominee



Executive Officers

As of the Record Date, the Executive Officers of the Company were as follows:

                     Age as of    Officership(s)                  Year Became
Name               May 12, 2008   with Company                 Executive Officer
----               ------------   ------------                 -----------------
Alvin A. Hirsch        64         President and Chief                2001
                                  Executive Officer

Robert M. Fernandez    61         Senior Executive Vice President    2008

Lisa R. Aho            41         Secretary                          2007

Peter  Myers           37         Treasurer and Controller           2007


Each Executive Officer is elected to serve at the discretion of the Board of Directors. Mr. Hirsch is employed pursuant to an Executive Employment Agreement through June 30, 2008.

The principal occupation of each executive officer and director of the Company is set forth below. All of the executive officers and directors are elected annually, or until their successors have been duly elected.

            Richard E. Aho is the Company's Chairman of the Board of Directors. He formed Mile Marker, Inc., in 1984 to produce and market a series of new products in the automotive market. In 1980, Mr. Aho founded 4X4 Savings, Inc., a predecessor of Mile Marker, Inc. to sell a cost-saving product that was designed for the 4-wheel drive segment of the automotive industry. Mr. Aho was President and Chief Executive Officer of the Company from December 28, 1993 to June 20, 2007. Mr. Aho's expertise is in engineering research, new product design and development and contract manufacturing negotiations. He has received numerous U.S. and foreign patents on Mile Marker products.

          Alvin A. Hirsch joined the Company in August 1996 as a financial management consultant, became the Secretary, Treasurer and Chief Financial Officer on December 1, 2001 and became the President and Chief Executive Officer on June 20, 2007. Mr. Hirsch has been the President of Hirsch & Company, Inc., a management consulting firm, since 1986. Mr. Hirsch has served as chief operating officer, chief financial officer, secretary or treasurer of several public and private companies during the past 25 years. He served as a Vice President of

Bankers Trust Company and the Managing Director of Bankers Trust Australia during the period 1970-1983. Mr. Hirsch has an MBA Degree in Finance from New York University.

          George R. Shelley was elected to the Board of Directors in 1999. Mr. Shelley currently serves as President of Autoart Investments, Inc. He retired in 1988 as Vice President of Alco Standard, Inc., which purchased Shelley Manufacturing Company in 1971. Mr. Shelley is currently the Company's sole "Independent Director" because he has no relationship with the Company nor its affiliates which would interfere with the exercise of independent judgment in carrying out his responsibilities as director.

          Leslie J. Aho has worked for the Company since its inception, was the Secretary, Treasurer from 1993 to 2001 and has been a Director of the Company since 1993. Before September 2001, she was the officer responsible for the Company's production planning, assembly, warehousing, shipping and human resources management. In January 2008, Ms. Aho became the Vice President of Operations and Production of Mile Marker, Inc. She is the former wife of Richard Aho.

         David S. Allsopp is a private investor who has been a shareholder in the Company and an investment banker to the Company since 1994. Mr. Allsopp was previously a principal with Pennsylvania Merchant Group Ltd., an investment bank and venture capital firm.

         Robert M. Fernandez joined the Company on January 2, 2008 as Senior Executive Vice President for Strategic Marketing. He is the Company's Executive Officer responsible for the Company's sales and marketing functions. Prior to joining the Company, Mr. Fernandez was the Vice President for Strategic Marketing for a South Florida pump company with international sales. Mr. Fernandez retired from the U.S. Army in 1999 as a Colonel and is a Registered Professional Engineer. He holds a Masters of Engineering Degree from the University of California, Berkley, and is a graduate of the Army War College.

          Lisa R. Aho has worked for the Company since March of 2003 and became Sales Manager of Mile Marker, Inc. in September of 2003. On June 20, 2007, she was appointed Secretary of the Company. Prior to joining the Company in 2003, she managed international sales for Nike, Inc. in the Americas

          Peter Myers joined the Company on July 1, 2007 as the Controller of Mile Marker, Inc. On September 20, 2007, he was appointed Treasurer of the Company. Mr. Myers previously worked for Siemens Communications, Inc. and DHL Worldwide Express in various finance and accounting capacities.

Board Meetings
--------------

        There were 14 meetings of the Company's Board of Directors in 2007. All members of the Board attended 14 meetings except George Shelley, who attended 13 meetings.

Board Committees
----------------

The Company has appointed an Executive Committee of the Board of Directors consisting of Richard Aho, the Chairman of the Board; Alvin Hirsch, the President and Chief Executive Officer; and George Shelley, the Company's Independent Director, to act in an advisory capacity to the Company's Chief Executive Officer and the Board of Directors.

The Board as a whole acts as the Company's Audit Committee. The Board of Directors of the Company has determined that the cost of having a financial expert on its Board of Directors is uneconomical, given the size of the Company. The Company has no Nominating Committee because the Directors constitute the controlling shareholders of the Company. The Company does not have a Compensation Committee. The Board of Directors determines the compensation of the Company's Executive Officers, with any Executive Officer who is also a director abstaining from voting on their own compensation. The Company's compensation policy for its Executive Officers and managers is determined by the financial results of the Company. Base salaries have historically been supplemented by cash performance bonuses determined by the Board of Directors generally based on the prior year's financial results.

Shareholder Meetings
--------------------

         All Directors attended the prior year's annual meeting and are expected to attend the 2008 Annual Shareholders Meeting. Representatives of the Company's independent auditors are expected to attend the 2008 Annual Shareholders Meeting, will have an opportunity to make statements and will be available to respond to appropriate questions.

Family Relationships
--------------------

           Leslie Aho is the former spouse of Richard Aho.
           Drew Aho is the son of Richard Aho.

Shareholder Communications with Directors
-----------------------------------------

         Shareholders of the Company may contact any of the Directors by writing to them at Mile Marker International, Inc., 2121 Blount Road, Pompano Beach, Florida, 33069. The Company has not established any formal policy on the matter of shareholder communications with members of its Board.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The table below sets forth information with respect to the beneficial ownership of the Company's common stock by (i) each person who is known to be the beneficial owner of more than five percent of the Company's common stock,
(ii) all directors and nominees, (iii) each executive officer, and (iv) all directors and executive officers as a group. Unless otherwise indicated, the Company believes that the beneficial owner has sole voting and investment power over such shares. The Company does not believe that any shareholders act as a "group," within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. As of December 31, 2007, the Company had issued 10,181,117 and had outstanding 9,925,117 shares of common stock. In addition, as of December 31, 2007, the Company had stock options outstanding for 189,000 shares of common stock and subordinated unsecured notes with rights of conversion into 697,222 shares of common stock.

     Name and Address              Number of  Shares         Percentage of
     of Common Stock               of Common Stock           Common Stock
     Beneficial Owner              Beneficial Owned          Ownership
--------------------------------------------------------  ------------------
Richard E. Aho (1)(3)(4)                 4,332,375              40.07%
2121 Blount Road
Pompano Beach , FL  33069

Leslie J. Aho (1)(3)(4)(6)               1,533,750              14.19%
2121 Blount Road
Pompano Beach , FL  33069

George R. Shelley (1)(4)(6)                685,000               6.34%
1412 S.W. 13th Court
Pompano Beach, FL  33069

David S. Allsopp (7)                       560,456               5.18%
37 Cadogan Place
London, England  SWIX-9RX

Alvin A. Hirsch (1)(2)(4)                  122,304               1.13%
2121 Blount Road
Pompano Beach, FL  33069

Lisa R. Aho (2)(5)                          55,000               0.51%
2121 Blount Road
Pompano Beach, FL  33069

All Executive Officers and               5,790,135              53.56%
Directors as a Group (6 persons)

     (1)  Director
     (2)  Officer
     (3) Includes 1,498,750 shares owned by Leslie Aho, of which Richard Aho is the beneficial owner by virtue of a September 14, 2001 Shareholders Agreement. Includes beneficial ownership of 158,000 shares held by Richard Aho's wife and his step-daughter.
     (4)  Includes vested but unexercised Incentive Stock Options.
     (5) Excludes 269,000 shares held by Mrs. Aho's husband and daughter in which she disclaims any beneficial ownership.
     (6) Includes the conversion value of shares pursuant to the Company's 10% Subordinated Unsecured Convertible Notes.
     (7) Includes the conversion value of shares pursuant to $250,000 of the Company's 11% Senior Subordinated Unsecured Convertible Notes.

                             EXECUTIVE COMPENSATION

         The following table and notes present for the three years ended December 31, 2007, all compensation paid by the Company to all executive officers whose total compensation exceeded $100,000 in any of the years ended December 31:

Summary Compensation Table                                                            LONG TERM
                                             ANNUAL COMPENSATION                     COMPENSATION
                                 --------------------------------------------    ---------------------
Officer Name and                 Fiscal                          Other Annual    Securities Underlying
Principal Position                Year     Salary     Bonus      Compensation        Options/SARs
-----------------------------------------------------------------------------    ---------------------
Richard E. Aho                    2007    $268,693    $10,000    $22,331    (1)(3)        0
Chairman of the Board             2006    $280,000         $0    $12,000    (1)           0
President and Chief Executive     2005    $280,000   $156,250    $12,000    (1)           0
Officer to 6/20/2007

Alvin A. Hirsch                   2007    $153,081         $0    $13,200    (1)(2)        0
President and Chief Executive     2006    $168,000         $0    $7,200     (2)           0
Officer from 6/20/2007            2005    $168,000    $30,000    $7,200     (2)           0
Secretary, Treasurer and Chief
Financial Officer to 6/20/2007

Drew V. Aho                       2007    $161,215         $0    $15,706    (1)(3)        0
Executive Vice President          2006    $168,000         $0    $12,000    (1)           0
Until 3/31/2008                   2005    $168,000    $50,000    $12,000    (1)           0

              (1) - Directors Fees
              (2) - Automobile Allowance
              (3) - Other Perquisites

On July 1, 2007, the Company executed an Executive Employment Agreement with its President and Chief Executive Officer for an annual salary of $150,000 through June 30, 2008, plus a minimum performance bonus of $50,000.

During 2007, the Company granted one stock option at the market price for 10,000 shares of common stock to the Company's Treasurer. This option vests on April 1, 2008.

                            COMPENSATION OF DIRECTORS

Each of the Company's directors received directors' fees of $1,000 per month during 2007.

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                           (Item No. 2 on Proxy Form)

         Berenfeld, Spritzer, Shecter & Sheer, has been selected by the Board of Directors to serve as the Company's independent auditors for the current fiscal year. The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Berenfeld, Spritzer, Shechter & Sheer as our auditors.

         Berenfeld, Spritzer, Shechter & Sheer, Certified Public Accountants, and its predecessors, Puritz and Weintraub, LLP, have served as the Company's independent auditors for the years 2001 through 2007. During this period, there have been no disagreements with the Company's independent auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the independent auditors, would have caused them to make reference to the subject matter of any such disagreement in their reports on the financial statements. A representative of Berenfeld, Spritzer, Shechter & Sheer is expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement and answer shareholder questions.

          The following table sets forth fees billed to the Company by the Company's independent auditors for the years ended December 31, 2007 and December 31, 2006 for (i) services rendered for the audit of the Company's annual financial statements and the review of the Company's quarterly financial statements, (ii) services rendered that are reasonably related to the performance of the audit or review of the Company's financial statements that are not reported as Audit Fees, (iii) services rendered in connection with tax preparation, compliance, advice and assistance, and (iv) all other services.

                Services                        2007        2006
                --------                        ----        ----

                Audit Fees                      $67,735     $85,700
                Audit- Related Fees              $1,295      $8,222
                Tax Fees                         $8,900     $13,768
                All Other Fees                       $0      $1,000
                                         ---------------------------
                       Total Fees               $77,930    $108,690
                                         ===========================


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange requires the Company's executive officers and directors, and persons who hold more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission certain reports regarding ownership of, and transactions in, the Company's securities. Such executive offices, directors and 10% stockholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms that they filed. Based solely on a review of the copies of such forms received by it, the Company believes that for the year ended December 31, 2007, all reporting persons complied with
Section 16(a) filing requirements.

               DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2008 ANNUAL
                                     MEETING

         Shareholder proposals which are intended to be presented by such shareholders at the Company's 2009 Annual Meeting of Shareholders must be received by the Secretary of the Company at the Company's principal executive offices no later than December 15, 2008, in order to be considered for inclusion in the proxy statement and form of proxy relating to the meeting. If the Company is not notified of a shareholder proposal by February 15, 2009, then the proxy held by management of the Company may provide the discretion to vote against such shareholder proposal even though such proposal is not included in the proxy statement and form of proxy.

                             SOLICITATION OF PROXIES

         The solicitation of proxies on the enclosed form of proxy is made by and on behalf of the Board of Directors of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by officers of the Company or its subsidiaries. We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending our proxy materials to, and obtaining instructions relating to proxy materials from, beneficial owners.

                                  OTHER MATTERS

         Our Board of Directors is not aware of any business to be conducted at the Annual Meeting of Shareholders other than the proposals described in this proxy statement. Should any other matter requiring a vote of the shareholders arise, the persons named in the accompanying proxy card will vote in accordance with their best judgment. A copy of our 2007 Annual Report containing audited financial statements, is being included herewith. Additional copies may be obtained without charge upon written request to the Corporate Secretary, Mile Marker International, Inc., 2121 Blount Road, Pompano Beach, Florida 33069.

                                          By Order of the Board of Directors

                                                /s/ Lisa R. Aho
                                          ---------------------------
                                                   Secretary